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                                                                  EXHIBIT 99.1

                           NATIONAL MERCANTILE BANCORP

                        AMENDED 1996 STOCK INCENTIVE PLAN



         Section 1.  PURPOSE

         The purpose of the 1996 Stock Incentive Plan (the "1996 Plan") of National Mercantile Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), is to enable the Company to attract, retain and motivate its employees and independent contractors by providing for or increasing the proprietary interests of such employees and independent contractors in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

         2.       PERSONS ELIGIBLE

         Each director, officer, employee or independent contractor of the Company or any of its subsidiaries (each, a "Participant") shall be eligible to be considered for the grant of an Award (as hereinafter defined) under the 1996 Plan. Directors who are not employees ("Nonemployee Directors") may receive awards in addition to those described under Section 10 of the 1996 Plan.

         3.       AWARDS

         (a) The Committee (as hereinafter defined) responsible for administration of the 1996 Plan is authorized to enter into any type of arrangement on behalf of the Company with a Participant that is not inconsistent with the provisions of the 1996 Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the grant of an "Award."

         (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

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         (c)      Awards may be issued, and Common Shares may be issued
pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

         (d) Subject to the provisions of the 1996 Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted hereunder, which terms and conditions may include, among other things:

                           (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                           (A)      the delivery of cash;

                           (B) the delivery of other property deemed acceptable by the Committee;

                           (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding"); or

                           (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award.

                           (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in
                  Section 7 hereof; or

                           (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); PROVIDED, HOWEVER, that no Award issued to any Nonemployee Director or any independent contractor of the Company shall qualify as an Incentive Stock Option.


         Section 4.  STOCK SUBJECT TO THE 1996 PLAN

         (a) At any time, the aggregate number of Common Shares issued or issuable pursuant to all Awards (including all Incentive Stock Options) granted under the 1996 Plan shall not exceed 348,510 shares subject to adjustment as provided in Section 7 hereof.


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         (b)      For purposes of Section 4(a) hereof, the aggregate number of
Common Shares issued or issuable pursuant to Awards granted under the 1996 Plan shall at any time be deemed to be equal to the sum of the following:

                           (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under the 1996 Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

                           (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under the 1996 Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

                           (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under the 1996 Plan prior to such time.


         Section 5.        DURATION

         Unless sooner terminated pursuant to Section 8 below, the 1996 Plan shall terminate on March 28, 2006. No Awards shall be granted under the 1996 Plan while the 1996 Plan is suspended or after it is terminated.


         Section 6.        ADMINISTRATION

         (a) The 1996 Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom: (i) is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time); and (ii) is an "outside director" within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from or add members to, the Committee.

         (b) Subject to the provisions of the 1996 Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the 1996 Plan, including, without limitation, the following:

                           (i)      adopt, amend and rescind rules and
                  regulations relating to the 1996 Plan;


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                           (ii)     determine which persons are Participants and
                  to which of such Participants, if any, Awards shall be granted hereunder;

                           (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

                           (iv) determine the terms and conditions of the Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in
                  Section 10 hereof;

                           (v) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

                           (vi) interpret and construe the 1996 Plan and the terms and conditions of any Award granted hereunder.


         Section 7.        ADJUSTMENTS

         If the outstanding shares of the class of Company stock then subject to the 1996 Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in: (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under the 1996 Plan; and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under the 1996 Plan. The determination of the Committee as to what adjustments shall be made pursuant to this section, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1996 Plan on account of any such adjustment.


         Section 8.        AMENDMENT AND TERMINATION

         The Board may suspend or terminate the 1996 Plan at any time; PROVIDED, HOWEVER, that no such suspension or termination shall deprive the recipient of any Award theretofore granted under the 1996 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

         The Board may amend the 1996 Plan at any time and in any manner subject to the following limitations:


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         (a)      No such amendment shall deprive the recipient of any Award theretofore granted under the 1996 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto;

         (b) Except as otherwise provided in Section 7 relating to adjustments upon changes in stock, no such amendment shall be effective unless approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, represented and entitled to vote at a shareholders meeting or by the written consent of a majority of the outstanding shares of the Company where such shareholder approval is required by law or pursuant to the Articles of Incorporation or Bylaws of the Company; and

         (c) Section 10 hereof shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.


         Section 9.        EFFECTIVE DATE

         The 1996 Plan shall be effective as of June 18, 1997, the date upon which it was approved by the shareholders of the Company; PROVIDED, HOWEVER, that no Common Shares may be issued under this Plan until it has been approved, director or indirectly, by the affirmative vote of the holders (the "Shareholders") of a majority of the outstanding shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.


         Section 10.       NONEMPLOYEE DIRECTOR OPTIONS

         (a) Any person elected or appointed to serve as a Nonemployee Director who has not previously served as a Nonemployee Director of the Company on or prior to October 1, 1996, shall be granted, on the first business day following the later of the date of such election or appointment or the date the 1996 Plan is approved by the Shareholders, an option to purchase 1,100 Common Shares without the requirement of any further action by the Committee. On the first business day following the date of the annual meeting of shareholders of the Company held in 1998, or any adjournment thereof (the "1998 Meeting"), any person who was a Nonemployee Director on or after the effective date of the 1996 Plan and who is re-elected to the Board at the 1998 Meeting shall be granted an option to purchase 550 Common Shares without the requirement of any further action by the Committee. Options that may be granted to newly-elected Nonemployee Directors or to re-elected Nonemployee Directors under this Section 10 shall be referred to collectively as the "Nonemployee Director Options." The date on which a Nonemployee Director Option is granted shall be the Date of Grant for such option.

         (b) If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 10, the number of Common Shares remaining available for options under the 1996 Plan is insufficient for the grant to each Nonemployee Director entitled thereto of

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a Nonemployee Director Option to purchase the entire number of Common Shares specified in this Section 10, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director entitled thereto on such date.

         (c) Each Nonemployee Director Option granted under the 1996 Plan shall become fully exercisable one year from the Date of Grant, provided that in the event that a Change of Control (as defined below) shall occur, such granted Nonemployee Director Option shall be immediately exercisable.

         (d) Each Nonemployee Director Option granted under the 1996 Plan shall expire upon the sixth anniversary of the Date of Grant.

         (e) Each Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value on the Date of Grant of the Common Shares subject thereto.

         (f) Payment of the exercise price of any Nonemployee Director Option granted under the 1996 Plan shall be made in full in cash concurrently with the exercise of such option; PROVIDED HOWEVER, that, in the discretion of the Board, the payment of such exercise price may instead be made:

                           (i) in whole or in part, with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; or

                           (ii) in whole or in part, by the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Common Shares issuable upon exercise of such option.

         (g) For purposes of this Section 10, the "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the market where the security is traded, or, if the Common shares or such other security were not quoted by any such organization on such immediately preceding business day, as determined by the Board. for purposes of this Section 10, the term "Change of Control" shall mean the occurrence of either of the following events: (a) the Company consolidates with or merges with or into any person or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into or with the Company in any event pursuant to a transaction in which the outstanding voting stock or units of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding voting stock or units of the Company is not changed or

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exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation or organization of the Company) or where the outstanding voting stock or units of the Company is changed into or exchanged for voting stock or units of the surviving corporation or organization which is not redeemable, or no "person" or "group" owns immediately after such transaction, directly or indirectly, an amount of outstanding voting stock or units necessary to effect the change of control of, or influence over, the surviving corporation or organization, as the case may be, or (b) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

         (h) Each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

         (i) Nonemployee Director Options are not intended to qualify as Incentive Stock Options.

         (j) Any options granted to Nonemployee Directors in addition to the automatic options granted under Section 10(a) shall be considered "Nonemployee Director Options" for purposes of this Section 10.


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